UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      October 21, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
333-98553	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 21, 2009, Southern Power Company (the “Company”) entered into an agreement (the “Agreement”) to acquire all of the outstanding membership interests of West Georgia Generating Company, LLC (“West Georgia”) from Broadway Gen Funding, LLC (“Broadway”), an affiliate of LS Power. West Georgia owns a dual-fueled generating plant near Thomaston, Georgia with installed capacity of approximately 600 megawatts. The plant consists of four combustion turbine natural gas generating units with oil back-up. The output from two units is sold under power purchase agreements with the Municipal Electric Authority of Georgia (“MEAG”) and the Georgia Energy Cooperative (“GEC”). The MEAG agreement began in 2009 and expires in 2029. The GEC agreement begins in 2010 and expires in 2030.

The Agreement includes the transfer of all the outstanding membership interests of DeSoto County Generating Company, LLC from the Company to Broadway and approximately $140 million in cash consideration.

The Agreement is subject to certain regulatory approvals, including the approval of the Federal Energy Regulatory Commission, as well as review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act. The final outcome of this matter cannot now be determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009	SOUTHERN POWER COMPANY
By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary